                                                                    EXHIBIT 23.5

                       CONSENT OF SIMBA INFORMATION INC.


    We consent to the use of our research in the sections entitled "Summary," "Industry" and "Business" of the prospectus which forms a part of this registration statement for the registration of 15% Senior Preferred Stock due 2011 issued by WRC Media Inc.


                                                                      /s/ SANDY SUTTON
                                                      ------------------------------------------------
                                                                        Sandy Sutton


Stamford, Connecticut
June 23, 2000